UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

Bright Mountain Media, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	561-998-2440

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 5, 2018 Bright Mountain Media, Inc. entered into a Master Services Agreement with Kubient, Inc. pursuant to which it will provide its programmatic technology platform to us on a non-exclusive basis for the purpose of managing our programmatic business partners. Kubient, Inc. will create a white label reporting portal for us, and assist us in onboarding our existing RTB (real-time bidding) clients to the new Kubient platform.

Our management made the decision to engage Kubient, Inc. to provide these services to us because we believe it offers a superior solution. The engagement of Kubient, Inc. by us will allow us to transition our advertising segment from our current platform, and obviate the need to continue our development of a new platform, thereby reducing our development costs. The services to be provided by Kubient, Inc. will be integrated into the technical and management consulting and other related services currently being provided to our advertising segment by a third party contractor.

Under the terms of the two-year agreement, we agreed to pay Kubient, Inc. a percentage of gross billable revenue for all of our RTB activity on the platform. The initial term of the agreement automatically renewed for additional one year terms, unless terminated by either party upon 90 days prior notice of non-renewal. The agreement may be terminated by either party, without cause, after the first 90 days of the term upon 30 day notice to the other party. In addition, the agreement may be terminated by either party for breach if not cured on 30 days notice, or upon insolvency or bankruptcy proceedings against either party, subject to cure periods. The agreement contains customary confidentiality and intellectual property ownership provisions.

The foregoing description of the terms and conditions of the Master Services Agreement is qualified in its entirety by reference to the agreement which will be filed as exhibit to our Quarterly Report on Form 10-Q for the period ending September 30, 2018.

Item 7.01	Regulation FD Disclosure.

On September 17, 2018, Bright Mountain Media, Inc. issued a press release announcing its agreement with Kubient, Inc. A copy of the release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information appearing in this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Bright Mountain Media, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated September 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2018	Bright Mountain Media, Inc.

By: /s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 17, 2018.